Exhibit 99.1

Paylocity Announces Second Quarter Fiscal Year 2018 Financial Results

•                  Q2 2018 Total Revenue of $86.0 million, up 25% year-over-year

•                  Q2 2018 Recurring Revenue of $83.1 million, up 26% year-over-year

Arlington Heights, IL. — February 8, 2018 — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management software solutions, today announced financial results for the second quarter of fiscal year 2018, which ended December 31, 2017.

“I was pleased with the 25% total revenue growth we saw in the second quarter while also continuing to drive scale throughout our business model,” said Steve Beauchamp, Chief Executive Officer of Paylocity. “We continue to focus on investments in both our product and our people, highlighted this quarter by the launch of our Compensation and Survey modules and the recognition received by Glassdoor as one of the Best Places to Work in 2018.”

Second Quarter Fiscal 2018 Financial Highlights

Revenue:

•                  Total revenue was $86.0 million, an increase of 25% from the second quarter of fiscal year 2017.

•                  Total recurring revenue was $83.1 million, representing 97% of total revenue and an increase of 26% from the second quarter of fiscal year 2017.

Operating Income (Loss):

•                  GAAP operating income was $0.1 million, compared to an operating loss of ($1.6) million in the second quarter of fiscal year 2017.

•                  Non-GAAP operating income was $8.7 million, compared to non-GAAP operating income of $5.4 million in the second quarter of fiscal year 2017.

Net Income (Loss):

•                  GAAP net income was $0.4 million. This compares to a net loss of ($1.7) million for the second quarter of fiscal year 2017. Net income per share was $0.01 for the second quarter of fiscal year 2018 based on 54.8 million diluted weighted average common shares outstanding. Net loss per share was ($0.03) for the second quarter of fiscal year 2017, based on 51.4 million basic and diluted weighted average common shares outstanding.

•                  Non-GAAP net income was $9.0 million. This compares to non-GAAP net income of $5.4 million for the second quarter of fiscal year 2017. Non-GAAP net income per share was $0.16 for the second quarter of fiscal year 2018, based on 54.8 million diluted weighted average common shares outstanding. Non-GAAP net income per share was $0.10 for the second quarter of fiscal year 2017, based on 53.9 million pro forma diluted weighted average common shares outstanding.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $15.2 million compared to Adjusted EBITDA of $9.9 million in the second quarter of fiscal year 2017.

Balance Sheet and Cash Flow:

•                  Cash and cash equivalents totaled $111.0 million at the end of the quarter.

•                  Cash flow from operations for the second quarter of fiscal year 2018 was $26.0 million compared to $13.5 million for the second quarter of fiscal year 2017.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of February 8, 2018, Paylocity is issuing guidance for the third quarter and full fiscal year 2018 as indicated below.

Third Quarter 2018:

•                  Total revenue is expected to be in the range of $110.0 million to $111.0 million.

•                  Adjusted EBITDA is expected to be in the range of $32.3 million to $33.3 million.

•                  Non-GAAP net income is expected to be in the range of $25.0 million to $26.0 million, or $0.45 to $0.47 per share, based on approximately 55 million diluted weighted average common shares outstanding.

Fiscal Year 2018:

•                  Total revenue is expected to be in the range of $369.0 million to $371.0 million.

•                  Adjusted EBITDA is expected to be in the range of $76.0 million to $77.0 million.

•                  Non-GAAP net income is expected to be in the range of $48.0 million to $49.0 million, or $0.87 to $0.89 per share, based on approximately 55 million diluted weighted average common shares outstanding.

We are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its second quarter fiscal year 2018 results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 3271209. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM, software solutions. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively.  Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

Source: Paylocity

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, adjusted recurring gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Adjusted gross profit and adjusted recurring gross profit are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs. Non-GAAP operating income (loss) is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP net income (loss) and non-GAAP net income (loss) per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Pro forma diluted weighted average number of common shares are adjusted for the weighted average effect of potentially diluted shares. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets, including the potential repeal or replacement of the Affordable Care Act; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products and retain subscriptions for its existing products to its new and existing clients; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; Paylocity’s reliance on and ability to expand its referral network of third parties; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; difficulties in forecasting Paylocity’s tax position, including but not limited to the assessment of the need for a valuation allowance against its deferred tax position; potential adverse tax consequences to Paylocity as a result of the recently enacted Federal Tax Cut and Jobs Act; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or the unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 11, 2017.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	December 31,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$103,468	$111,027
Accounts receivable, net	2,040	2,739
Prepaid expenses and other	14,879	7,456

Total current assets before funds held for clients	120,387	121,222
Funds held for clients	942,459	1,345,702

Total current assets	1,062,846	1,466,924
Long-term prepaid expenses	1,535	1,072
Capitalized internal-use software, net	17,394	18,786
Property and equipment, net	40,756	48,354
Intangible assets, net	8,907	8,189
Goodwill	6,003	6,003

Total assets	$1,137,441	$1,549,328

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,046	$1,794
Accrued expenses	30,301	29,128

Total current liabilities before client fund obligations	32,347	30,922
Client fund obligations	942,459	1,345,702

Total current liabilities	974,806	1,376,624
Deferred rent	14,621	14,243
Deferred income tax liabilities, net	401	308

Total liabilities	$989,828	$1,391,175
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2017 and December 31, 2017	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2017 and December 31, 2017; 51,738 shares issued and outstanding at June 30, 2017 and 52,590 shares issued and outstanding at December 31, 2017	52	53
Additional paid-in capital	192,837	202,512
Accumulated deficit	(45,276)	(44,302)
Accumulated other comprehensive loss	—	(110)
Total stockholders’ equity	$147,613	$158,153
Total liabilities and stockholders’ equity	$1,137,441	$1,549,328

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2016	2017	2016	2017
Revenues:
Recurring fees	$65,347	$81,292	$127,267	$158,586
Interest income on funds held for clients	731	1,783	1,448	3,400

Total recurring revenues	66,078	83,075	128,715	161,986
Implementation services and other	2,576	2,929	4,961	5,518

Total revenues	68,654	86,004	133,676	167,504
Cost of revenues:
Recurring revenues	20,716	25,638	39,819	49,729
Implementation services and other	9,667	11,202	18,923	22,070

Total cost of revenues	30,383	36,840	58,742	71,799
Gross profit	38,271	49,164	74,934	95,705
Operating expenses:
Sales and marketing	17,735	21,598	35,746	42,778
Research and development	7,222	9,274	14,523	18,169
General and administrative	14,957	18,159	28,815	34,110

Total operating expenses	39,914	49,031	79,084	95,057
Operating income (loss)	(1,643)	133	(4,150)	648
Other income	4	141	43	250

Income (loss) before income taxes	(1,639)	274	(4,107)	898
Income tax expense (benefit)	32	(157)	132	(76)

Net income (loss)	$(1,671)	$431	$(4,239)	$974

Other comprehensive loss, net of tax
Unrealized losses on securities, net of tax	—	(105)	—	(110)
Total other comprehensive loss, net of tax	—	(105)	—	(110)
Comprehensive income (loss)	$(1,671)	$326	$(4,239)	$864

Net income (loss) per share:
Basic	$(0.03)	$0.01	$(0.08)	$0.02
Diluted	$(0.03)	$0.01	$(0.08)	$0.02

Weighted-average shares used in computing net income (loss) per share:
Basic	51,384	52,502	51,308	52,197
Diluted	51,384	54,818	51,308	54,639

Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises are included in the above line items:

	Three months ended December 31,		Six months ended December 31,
	2016	2017	2016	2017
Cost of revenue - recurring	$600	$753	$1,205	$1,490
Cost of revenue - implementation services and other	373	390	721	834
Sales and marketing	1,697	2,212	3,294	4,263
Research and development	877	956	1,777	2,053
General and administrative	3,127	3,895	5,848	6,861
Total	$6,674	$8,206	$12,845	$15,501

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended
	December 31,
	2016	2017

Cash flows from operating activities:

Net income (loss)	$(4,239)	$974
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense	12,448	14,424
Depreciation and amortization expense	9,103	13,438
Deferred income tax expense (benefit)	102	(93)
Provision for doubtful accounts	60	76
Net accretion of discounts and amortization of premiums on available-for-sale securities	—	(141)
Net realized losses on sales of available-for-sale securities	—	2
Loss on disposal of equipment	97	106
Changes in operating assets and liabilities:
Accounts receivable	(446)	(775)
Prepaid expenses and other	845	1,583
Accounts payable	46	(88)
Accrued expenses	(2,626)	(1,290)
Tenant improvement allowance	—	5,952
Net cash provided by operating activities	15,390	34,168

Cash flows from investing activities:
Purchases of available-for-sale securities from funds held for clients	—	(95,207)
Proceeds from sales and maturities of available-for-sale securities from funds held for clients	—	23,181
Net change in funds held for clients’ cash and cash equivalents	147,151	(331,078)
Capitalized internal-use software costs	(6,279)	(7,146)
Purchases of property and equipment	(10,038)	(7,998)
Lease allowances used for tenant improvements	—	(5,952)
Net cash provided by (used in) investing activities	130,834	(424,200)

Cash flows from financing activities:
Net change in client fund obligations	(147,151)	403,243
Proceeds from employee stock purchase plan	1,823	2,045
Taxes paid related to net share settlement of equity awards	(5,135)	(7,697)
Net cash provided by (used in) financing activities	(150,463)	397,591
Net Change in Cash and Cash Equivalents	(4,239)	7,559
Cash and Cash Equivalents—Beginning of Period	86,496	103,468
Cash and Cash Equivalents—End of Period	$82,257	$111,027
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchase of property and equipment and internal-use software, accrued but not paid	$2,172	$482
Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes, net of refunds	$26	$60

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three months Ended December 31,		Six months Ended December 31,
	2016	2017	2016	2017
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$38,271	$49,164	$74,934	$95,705
Amortization of capitalized internal-use software costs	1,950	3,314	3,634	6,703
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	973	1,143	1,926	2,324
Adjusted gross profit	$41,194	$53,621	$80,494	$104,732

	Three months Ended December 31,		Six months Ended December 31,
	2016	2017	2016	2017
Reconciliation from total recurring revenues to adjusted recurring gross profit:
Total recurring revenues	$66,078	$83,075	$128,715	$161,986
Cost of recurring revenues	20,716	25,638	39,819	49,729
Recurring gross profit	45,362	57,437	88,896	112,257
Amortization of capitalized internal-use software costs	1,950	3,314	3,634	6,703
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	600	753	1,205	1,490
Adjusted recurring gross profit	$47,912	$61,504	$93,735	$120,450

	Three months Ended December 31,		Six months Ended December 31,
	2016	2017	2016	2017
Reconciliation from operating income (loss) to non-GAAP operating income:
Operating income (loss)	$(1,643)	$133	$(4,150)	$648
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	6,674	8,206	12,845	15,501
Amortization of acquired intangibles	381	359	762	718
Non-GAAP operating income	$5,412	$8,698	$9,457	$16,867

	Three months Ended December 31,		Six months Ended December 31,
	2016	2017	2016	2017
Reconciliation from net income (loss) to non-GAAP net income:
Net income (loss)	$(1,671)	$431	$(4,239)	$974
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	6,674	8,206	12,845	15,501
Amortization of acquired intangibles	381	359	762	718
Non-GAAP net income	$5,384	$8,996	$9,368	$17,193

	Three months Ended December 31,		Six months Ended December 31,
	2016	2017	2016	2017
Reconciliation from diluted weighted-average number of common shares as reported to pro forma diluted weighted-average number of common shares
Diluted weighted-average number of common shares, as reported	51,384	54,818	51,308	54,639
Weighted-average effect of potentially dilutive shares	2,534	—	2,689	—
Pro forma diluted weighted-average number of common shares	53,918	54,818	53,997	54,639

	Three months Ended December 31,		Six months Ended December 31,
	2016	2017	2016	2017
Calculation of non-GAAP net income per share:
Non-GAAP net income	$5,384	$8,996	$9,368	$17,193
Pro forma diluted weighted-average number of common shares	53,918	54,818	53,997	54,639
Non-GAAP net income per share	$0.10	$0.16	$0.17	$0.31

	Three months Ended December 31,		Six months Ended December 31,
	2016	2017	2016	2017
Reconciliation from net income (loss) to Adjusted EBITDA:
Net income (loss)	$(1,671)	$431	$(4,239)	$974
Interest expense	—	—	—	—
Income tax expense (benefit)	32	(157)	132	(76)
Depreciation and amortization expense	4,835	6,765	9,103	13,438
EBITDA	3,196	7,039	4,996	14,336
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	6,674	8,206	12,845	15,501
Adjusted EBITDA	$9,870	$15,245	$17,841	$29,837

	Three months Ended December 31,		Six months Ended December 31,
	2016	2017	2016	2017
Reconciliation of non-GAAP Sales and Marketing:
Sales and Marketing	$17,735	$21,598	$35,746	$42,778
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,697	2,212	3,294	4,263
Non-GAAP Sales and Marketing	$16,038	$19,386	$32,452	$38,515

	Three months Ended December 31,		Six months Ended December 31,
	2016	2017	2016	2017
Reconciliation of non-GAAP Total Research and Development:
Research and Development	$7,222	$9,274	$14,523	$18,169
Capitalized internal-use software costs	3,392	3,395	6,279	7,146
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	877	956	1,777	2,053
Non-GAAP Total Research and Development	$9,737	$11,713	$19,025	$23,262

	Three months Ended December 31,		Six months Ended December 31,
	2016	2017	2016	2017
Reconciliation of non-GAAP General and Administrative:
General and Administrative	$14,957	$18,159	$28,815	$34,110
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,127	3,895	5,848	6,861
Amortization of acquired intangibles	381	359	762	718
Non-GAAP General and Administrative	$11,449	$13,905	$22,205	$26,531